EXHIBIT 10.3

AGENCY AGREEMENT

February 28, 2006

AMG Oil Ltd.
1407 – 1050 Burrard Street
Vancouver, B.C. V6Z 2S3

Attention:          Garth Johnson, Chief Financial Officer

Dear Sirs:

          Jones, Gable & Company Limited (the “Agent”) understands that AMG Oil Ltd. (the “Corporation”) proposes to issue and offer for sale, by way of private placement, up to 6,000,000 units of the Corporation (the “Units”) at a price of U.S.$0.25 per Unit for aggregate gross proceeds of up to U.S.$1,500,000 (the “Offering”). Each Unit is to be comprised of one (1) share of common stock of the Corporation (each a “Common Share”) and one non-transferable share purchase warrant (each a “Warrant”), each Warrant entitling the holder thereof to purchase one Common Share (each a “Warrant Share”) at an exercise price of U.S.$0.50 for a period of (the “Warrant Term”) two years following the Closing Date (as hereinafter defined); provided that if after the later of: (i) the day the Registration Statement (as hereinafter defined) has been declared effective by the United States Securities and Exchange Commission (the “SEC”); and (ii) four months and one day from the Closing Date, the closing price of the Common Shares on any exchange that the Common Shares are listed or bulletin board on which the Common Shares trade equals or exceeds U.S.$1.00 or more for 20 consecutive trading days (the “Acceleration Event”), then the Warrant Term shall be automatically reduced to 30 days from the date of initial issuance of a news release by the Corporation announcing the acceleration of the Warrant Term (or if such 30th day is not a Business Day, then on the first Business Day after such 30th day).

          The Agent further understands that, as part of the Offering, each purchaser of Units shall also receive one non-transferable right for each Unit purchased (a “Right” and all such Rights to be issued under the Offering, together with all of the Units, the “Offered Securities”), each such Right entitling the purchaser to receive, for nominal consideration, an additional 0.10 of one Unit in the event that the Corporation has not filed with the SEC a Registration Statement and had such Registration Statement declared effective by the SEC on or before 5:00 p.m. (Toronto time) on the date that is 180 days following the Closing Date (the “Registration Filing Deadline”).

          The Agent hereby offers to act, and upon its acceptance hereof, the Corporation hereby appoints the Agent, as the Corporation's exclusive agent to offer the Offered Securities for sale, on a best efforts basis, upon and subject to the terms and conditions set forth herein. The Corporation understands that the Agent is not obliged under any circumstances to purchase any of the Offered Securities.

          The Agent may form and manage a group of Canadian investment dealers to offer the Offered Securities for sale. Subject to the terms hereof, the Corporation understands that no such investment dealer is obliged under any circumstances to purchase any of the Offered Securities. The Agent may determine the remuneration payable to such investment dealers appointed by it, provided that any fee charged by such investment dealers shall not exceed the Agent’s Fee (as hereinafter defined) and shall be payable by the Agent.

          In consideration of the services to be rendered to the Corporation by the Agent pursuant to this agreement, at the Closing Time (as hereinafter defined), the Corporation shall pay to the Agent a fee equal to $8,500 plus GST and 6% of the gross proceeds from the Offering received from Purchasers that purchase Units through the Agent (the “Agent’s Fee”) and shall issue to the Agent 360,000 compensation options (the “Compensation Options”) entitling the Agent to purchase up to 360,000 Units, subject to adjustment as described below (the “Compensation Units”), at an exercise price of U.S.$0.25 per Compensation Unit at any time prior to 5:00 p.m. (Toronto time) on the date which is two years following the Closing Date. Each Compensation Unit shall be comprised of one Common Share (each a “Compensation Share”) and one warrant (each a “Compensation Warrant”). Each whole Compensation Warrant will entitle the holder thereof to purchase one Common Share (each a “Compensation Warrant Share”) at an exercise price of U.S.$0.50 and otherwise on the same terms and subject to the same conditions as the Warrants forming part of the Units; for greater certainty, the Compensation Warrants issuable upon exercise of the Compensation Options shall expire on the expiry date of the Warrants forming part of the Units, notwithstanding the date of exercise of the Compensation Options. At the Closing Time, the Agent shall also receive one non-transferable right (each, a “Compensation Right”) for each Compensation Option issued to the Agent, which shall entitle the Agent to receive, for nominal consideration, an additional 0.10 of one Compensation Unit for each Compensation Unit purchased by the Agent (whether purchased before or after the Registration Filing Deadline), in the event that the Corporation has not filed with the SEC a Registration Statement and had such Registration Statement declared effective by the Registration Filing Deadline. The Compensation Options and the Compensation Rights will be evidenced by one or more certificates (the “Compensation Option Certificates”). For greater certainty, the Agent will not be acting as agent for Purchasers that do not purchase the Units through the Agent and will not receive any compensation therefrom.

          With the exception of the fee of $8,500, the Corporation and the Agent acknowledge and agree that the services to be rendered by the Agent in connection with the Offering by virtue of this agreement shall, or shall be deemed to be, the supply of “financial services” as defined in the Excise Tax Act (Canada). Therefore, the Agent’s Fee and any additional consideration to be paid by the Corporation shall not be subject to the goods and services tax (“GST”). In the event it is determined by a competent taxing authority that GST is payable by the Corporation with respect to the services to be rendered by the Agent, such GST shall be forthwith paid by the Corporation to such competent taxing authority or to the Agent, as the case may be. For greater certainty, the Corporation and the Agent acknowledge and agree that if a separate fee would have been charged to the Corporation for the supply of services that are not “financial services” as defined in the Excise Tax Act (Canada), such separate fee would not represent more than 50% of the total consideration payable to the Agent hereunder.

DEFINITIONS

          In this agreement, in addition to the terms defined above or elsewhere in this agreement, and unless otherwise indicated or the context manifestly requires otherwise, the following terms shall have the following meanings:

“agreement” means the agreement resulting from the acceptance hereof by the Corporation;

“Agreements” means this agreement, the Subscription Agreements, the Registration Rights Agreement, the Warrant Certificates, the Right Certificates and the Compensation Option Certificates;

“Business Day” means a day on which chartered banks are normally open for business in Toronto, Ontario, excluding Saturday, Sunday or a statutory or civic holiday;

“Canadian Securities Laws” means all applicable securities laws in each of the Offering Provinces and the respective regulations made thereunder, together with applicable published policy statements, rules and orders of the securities regulatory authorities in such province;

“Closing” means the completion of the issue and sale by the Corporation of the Offered Securities and the purchase by the Purchasers of the Offered Securities pursuant to this agreement, which may, at the option of the Agent, occur on one or more separate occasions, each of which occasion shall be a “Closing” for the purposes of this agreement;

“Closing Date” means February 27, 2006 or such other date or dates as the Corporation and the Agent may agree upon in writing;

“Closing Time” means 10:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Agent may agree;

“Compensation Securities” means, collectively, the Compensation Options, Compensation Units, Compensation Shares, the Compensation Warrants, the Compensation Warrant Shares, and the Compensation Rights;

“Corporation’s Information Record” means all press releases, material change reports, annual and interim financial statements and related management’s discussion and analysis, technical reports, annual information forms, proxy circulars and other documents which have been filed by or on behalf of the Corporation with the Canadian securities regulatory authorities and the SEC;

“Directed Selling Efforts” means “directed selling efforts” as defined in Rule 902 of Regulation S;

“Exchange” means the OTC Bulletin Board;

“Financial Statements” means the audited consolidated balance sheets of the Corporation as at September 30, 2005 and September 30, 2004, the audited consolidated statements of operations, changes in stockholders' equity and cash flows of the Corporation for the years ended September 30, 2005, September 30, 2004 and September 30, 2003, together with the notes thereto;

“misrepresentation”, “material fact”, “material change” and “distribution” have the respective meanings ascribed thereto in the Securities Act (British Columbia), except as otherwise expressly provided herein;

“Offering Provinces” means the Provinces of Ontario and British Columbia and such other provinces of Canada agreed to by the Agent and the Corporation;

“Purchasers” means the persons who acquire Offered Securities from the Corporation by executing Subscription Agreements accepted by the Corporation, and permitted assignees or transferees of such persons from time to time;

“Registration Rights Agreement” means the agreement to be entered into between the Corporation and the Agent on or before the Closing Date pursuant to which the Corporation shall grant certain registration rights to the Purchasers in respect of the Underlying Shares;

“Registration Statement” means a registration statement with respect to the resale of the Underlying Shares prepared in the appropriate form as prescribed by the SEC;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Right Certificates” means the certificates evidencing the Rights to be executed by the Corporation, in form and substance satisfactory to the Corporation and the Agent;

“Subscription Agreement” means a subscription agreement executed by a Purchaser and accepted by the Corporation in the form agreed upon by the Agent and the Corporation;

“Subsidiaries” means the companies, if any, which are under the control of the Corporation where control means the right to elect a majority of the directors of such companies;

“Underlying Shares” means, collectively, the Common Shares forming part of the Units, the Warrant Shares, the Compensation Shares, the Compensation Warrant Shares and, in the event that the Corporation fails to file a Registration Statement and have the Registration Statement declared effective by the SEC by the Registration Filing Deadline, “Underlying Shares” includes the Common Shares forming part of the Rights Units and the Common Shares issuable upon exercise of the Warrants forming part of the Rights Units and, for the purposes of clarity, includes any additional Compensation Shares issuable to the Agent as a result of the exercise of Compensation Options granted pursuant to the Compensation Rights and Compensation Warrant Shares issuable pursuant to the exercise of Compensation Warrants issued pursuant to the exercise of such Compensation Options;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Person” means a U.S. Person as that term is defined in Regulations S;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Warrant Certificates” means the certificates evidencing the Warrants to be executed by the Corporation, in form and substance satisfactory to the Corporation and the Agent.

INTERPRETATION

          The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise inconsistent therewith, references in this agreement to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement. In this agreement, words importing the singular number only include the plural and vice versa and words importing gender include all genders.

TERMS AND CONDITIONS

1.	Sale on Exempt Basis. The Agent shall:

(a)

offer for sale and sell the Offered Securities in Canada only in the Offering Provinces in compliance with all applicable Canadian Securities Laws and pursuant to Regulation S or outside of Canada and the United States in compliance with applicable laws and pursuant to Regulation S; provided that any offer or sale in any jurisdiction other than an Offering Province shall be effected in a manner exempt from the applicable prospectus or registration requirements under the securities legislation of the jurisdiction in which such Purchaser resides;

	(b)	offer the Offered Securities only in accordance with Rule 903 of Regulation S, and accordingly neither the Agent, its affiliates, nor any person acting on its behalf has made or will make:

(i)

any offer to sell, or any solicitation of an offer to buy, Offered Securities to any U.S. Person, to any person purchasing for the benefit or account of a U.S. Person, or any person in the United States;

		(ii)	any sale of Offered Securities unless, at the time the buy order was or will have been originated the Purchaser is:

			(1)	outside the United States; or

			(2)	the Agent and any person acting on its behalf reasonably believe that the purchaser is outside the United States; nor

(iii)	any Directed Selling Efforts in the United States with respect to the Offered Securities or the Compensation Securities.

(c)

offer for sale and sell the Offered Securities only to such Purchasers and in such manner so that, pursuant to the provisions of Canadian Securities Laws, no prospectus or offering memorandum need be filed or delivered in connection therewith;

(d)

not offer for sale or sell the Offered Securities in any jurisdiction where the Corporation may be subject to liability in connection with the sale of the Offered Securities which is materially more onerous than the liability to which it may be subject under Canadian Securities Laws;

(e)	obtain from each Purchaser an executed Subscription Agreement and Registration Rights Agreement subject to acceptance by the Corporation;

(f)

ensure that all offers and sales of the Offered Securities prior to the expiration of the distribution compliance period specified in Category 3 (paragraph (b)(3)) in Rule 903 shall be made only in accordance with the provisions of Rule 903 or Rule 904; pursuant to registration of the securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act; and

(g)

not engage in hedging transactions with regard to Offered Securities prior to the expiration of the distribution compliance period specified in Category 3 (paragraph(b)(3)) in Rule 903, unless in compliance with the U.S. Securities Act.

2.

Filings. The Corporation undertakes to file or cause to be filed all forms or undertakings required to be filed by the Corporation and the Purchasers, respectively, in connection with the purchase and sale of the Offered Securities so that the distribution of the Offered Securities may lawfully occur without the necessity of filing a prospectus or an offering memorandum in the Offering Provinces or elsewhere, and the Agent undertakes to use its reasonable best efforts to cause Purchasers to complete and file, if required, any forms or undertakings required by the Canadian Securities Laws or any other applicable securities laws. All such filings shall be made by the Corporation on behalf of the party legally responsible to file the same and all fees payable in connection with such filings shall be at the sole expense of the Corporation.

3.

No Offering Memorandum. Neither the Corporation nor the Agent shall (i) provide to prospective purchasers an offering memorandum within the meaning of Canadian Securities Laws; or (ii) cause the sale of the Offered Securities to be advertised in printed public media of general and regular paid circulation, radio, television or telecommunications, including electronic display and the internet. The Corporation represents and warrants that the documents made available to the Agent for distribution to prospective purchasers in connection with the offering and sale of the Offered Securities are the Subscription Agreement, the term sheet and publicly filed documents and such documents do not constitute an offering memorandum under Canadian

Securities Laws. The Agent represents and warrants that it shall only distribute to prospective purchasers the Subscription Agreement, the term sheet and publicly filed documents. The Agent further represents and warrants that it shall offer for sale and sell the Offered Securities only in those jurisdictions contemplated in subsection 1(a) and not elsewhere, without the express consent of the Corporation.

4.	Covenants of the Corporation

(a)	The Corporation hereby covenants with the Agent and the Purchasers that:

(i)

the Corporation will use its best efforts at all times for the period of twenty-four (24) months from the Closing Date to remain a reporting issuer in all such provinces where it is presently a reporting issuer, or has similar status, not in default of any requirements of the Canadian Securities Laws applicable in such provinces;

(ii)

the Corporation will use its best efforts to maintain the quotation of the Common Shares on the Exchange, or in the event the Common Shares become listed on the Toronto Stock Exchange, TSX Venture Exchange, the American Stock Exchange, the New York Stock Exchange or NASDAQ, maintain the listing of the Common Shares on such exchange at all times until at least twenty-four (24) months from the Closing Date;

(iii)

as promptly as practicable after the Closing Date, the Corporation will file the Registration Statement with the SEC and thereafter use its best efforts to have the Registration Statement declared effective by the SEC;

(iv)

none of the Corporation, any of its affiliates, or any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Offered Securities under the U.S. Securities Act or cause this offering of the Offered Securities to be integrated with prior or concurrent offerings by the Corporation for purposes of the U.S. Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Corporation are listed or designated. None of the Corporation, its affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Offered Securities under the U.S. Securities Act or cause the offering of the Offered Securities to be integrated with other offerings;

(v)

the Corporation will take all steps necessary to: (A) authorize the execution and delivery of the Agreements; (B) authorize the issue of the Underlying Shares and ensure that sufficient unreserved Common Shares are available for the issuance of the Underlying Shares; (C) authorize the creation of the Warrants, the Rights, the Compensation Options and the Compensation Rights; and (D) ensure that the Underlying Shares are or will be upon their issue listed and posted for trading on the Exchange or any other stock exchange on which the Common Shares are listed for trading from time to time;

(vi)

the Corporation will fulfill all legal requirements applicable to it to permit the offering and sale of the Offered Securities including, without limitation, compliance with all Canadian Securities Laws, to enable the Offered Securities to be offered for sale and sold to Purchasers without the necessity of filing a prospectus or registration statement in the Offering Provinces or in any other jurisdiction;

(vii)

the Corporation will at all times prior to the Closing Date allow the Agent and its representatives to conduct all due diligence which the Agent may reasonably require and will use its best efforts to make available the Corporation’s senior management, counsel, auditors, independent engineers and other applicable experts to answer any questions which the Agent (or another syndicate member) has or may have, including, without limiting the generality of the foregoing, any questions posed at one or more due diligence sessions to be held prior to the Closing Time, for which the Agent (or its counsel) shall distribute in advance a list of written questions to be answered thereat;

(viii)	the Corporation will use its best efforts to fulfill, at or prior to the Closing Date, each of the conditions set out in Section 10;

(ix)

the Corporation will forthwith after the Closing file such documents as may be required under the Canadian Securities Laws relating to the Offering which, without limiting the generality of the foregoing, shall include a Form 45-106F1 as prescribed under the Canadian Securities Laws; and

(x)	the Corporation shall provide the Agent with five days notice before filing the Registration Statement.

5.

Material Changes. If at any time after the date hereof until Closing there occurs any material change or material changes (actual, proposed or prospective) in the business, affairs, operations, assets, liabilities, capital or prospects of the Corporation considered as a whole, the Corporation shall:

	(a)	promptly notify the Agent, in writing, providing full particulars of any such change; and

(b)

file or cause to be filed with promptness, and in any event within any statutory limitation period therefor, any document required to be filed with any regulatory body having jurisdiction and comply with all requirements of any applicable securities legislation of such jurisdiction.

The Corporation shall in good faith discuss with the Agent any change in circumstances (actual, proposed or prospective) in respect of which there is reasonable doubt whether written notice should be given to the Agent pursuant to this section.

6.

Representations and Warranties of the Corporation. The Corporation represents and warrants to the Agent and the Purchasers, and acknowledges that the Agent and the Purchasers are each relying upon such representations and warranties in entering into this agreement and the Subscription Agreements or purchasing Offered Securities, as the case may be, that:

(a)

the Corporation has been duly incorporated and organized and is validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate capacity, power and authority to carry on its business as now conducted by it and as is presently proposed to be conducted by it and to own, lease and operate its assets;

(b)	the Corporation has no Subsidiaries;

(c)

the Corporation is duly qualified to carry on business under the laws of the jurisdiction in which it carries on its business or proposes to carry on business and is in good standing in each of such jurisdictions;

(d)	the Corporation is actively seeking to acquire a resource or oil and gas property;

(e)

the Corporation holds all material licences, registrations, permits, consents or qualifications required in order to enable its business to be carried on as now conducted or as proposed to be conducted, and all such licences, certificates, registrations, permits, consents and qualifications are valid and subsisting and in good standing and the Corporation has not received any notice of proceedings related to the revocation or modification of any such licence, registration, permit, consent or qualification;

(f)

the Corporation has conducted and is conducting its business in material compliance with all applicable laws, by-laws, rules and regulations of each jurisdiction in which that business is carried on and the Corporation is not aware of any fact or circumstance that would reasonably be expected to have a material adverse effect upon the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Corporation on a consolidated basis;

(g)

no consent, approval, permit, authorization, order of or filing with any court or governmental agency or body is required by the Corporation for the execution and delivery of and the performance by the Corporation of its obligations under this agreement, except as may be required under the Canadian Securities Laws, the U.S. Securities Act and applicable state securities laws, all of which have been or will be obtained or filed, as the case may be, in a timely manner in accordance with such laws and rules;

(h)

none of the execution and delivery of the Agreements, the performance by the Corporation of its obligations thereunder, the issuance and sale of the Offered Securities hereunder, the issuance of the Warrants, the issuance of the Compensation Options and the Compensation Rights to the Agent, or the issuance of the Underlying Shares will: (A) conflict with or result in a breach of or create a state of facts which, after notice or lapse of time or both, will result in a breach of (i) any statute, rule or regulation applicable to the Corporation; (ii) Canadian Securities Laws or any other securities laws; (iii) the constating documents, by- laws or resolutions of the directors (or any committee thereof) or shareholders of the Corporation which are in effect at the date hereof, (iv) any mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Corporation is a party or by which it is bound; or (v) any judgement, decree or order binding the Corporation or its properties or assets; (B) require the consent, approval, authorization, registration or qualification of or with any governmental authority, stock exchange, securities association or other third party, except: (i) such as have been obtained; or (ii) such as may be required (and shall be obtained prior to the Closing Time) under Canadian Securities Laws; or (C) give rise to any lien, charge or claim in or with respect to the properties or assets of the Corporation or the acceleration of or the maturity of any debt under any indenture, mortgage, lease, agreement or instrument binding or affecting the Corporation or any of its properties or assets;

(i)	the Financial Statements:

	(i)	have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent with those of preceding fiscal periods;

(ii)

present fully, fairly and correctly the consolidated assets, liabilities and financial condition of the Corporation as at the dates at which they were prepared and the consolidated results of its operations, changes in stockholders' equity and cash flows for the periods then ended;

	(iii)	are in accordance with the consolidated books and records of the Corporation; and

(iv)

contain and reflect all necessary adjustments for the fair presentation on a consolidated basis of the results of its operations, changes in stockholders' equity and cash flows for the periods covered thereby, and, since September 30, 2005, other than as publicly disclosed in the Corporation’s Information Record, there has not been any material adverse change in the consolidated financial position of the Corporation or the Corporation's consolidated assets, liabilities or undertaking (including, without limitation, any write-down of assets), or the capital stock of the Corporation;

(j)

the Corporation has not filed any tax returns and the Corporation is not aware of any tax deficiencies or interest or penalties accrued or accruing, or alleged to be accrued or accruing, thereon with respect to the Corporation where, in any of the above cases, it would reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or business prospects of the Corporation;

(k)

the Corporation is, and will at the Closing Time be, a reporting issuer in good standing under the securities laws of the Province of British Columbia and has a class of equity securities registered pursuant to Section 12(g) of the U.S. Exchange Act and, pursuant thereto, is obligated to file periodic and other reports and schedules with the SEC and is current in, and will at the Closing Time be current in, filing all such periodic reports and schedules and the Corporation has complied with its obligations under Canadian Securities Laws to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change report has not been filed under Canadian Securities Laws;

(l)

the Corporation has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the U.S. Exchange Act nor has the Corporation received any notification that the SEC is contemplating terminating such registration;

(m)

no portion of the Corporation’s Information Record contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, as at its date of filing;

(n)

the authorized capital of the Corporation consists of 100,000,000 Common Shares of which as at February 26, 2006 and as of Closing, 16,600,000 Common Shares are issued and outstanding as fully paid and non-assessable shares of the Corporation;

(o)	Computershare Trust Company, Inc. at its principal offices in the City of Golden, Colorado, has been duly appointed as the registrar and transfer agent for the Common Shares;

(p)

the Common Shares are traded on the Exchange and no order ceasing or suspending trading in any securities of the Corporation or prohibiting the issue and sale of securities by the Corporation has been issued and, to the best of the Corporation's knowledge, no proceedings for such purpose have been instituted or are pending, contemplated or threatened;

(q)	the attributes of the Offered Securities, the Warrants, the Compensation Options and the Compensation Rights, and of all securities forming part thereof or issuable upon exercise thereof shall conform in all material respects with the description thereof in this agreement and the Subscription Agreements;

(r)

each of the form of certificate representing the Common Shares, the Warrant Certificate, the Right Certificate and the Compensation Option Certificate has been duly approved by the directors of the Corporation, does not conflict with the constating documents of the Corporation and, to the extent applicable, is in proper form under the laws of the State of Nevada and complies with the rules of the Exchange;

(s)

the Corporation is not a party to nor has it granted any agreement, warrant, option or right or privilege capable of becoming an agreement, for the purchase, subscription or issuance of any Common Shares or securities convertible into or exchangeable for Common Shares other than pursuant to the Offering;

(t)

each of the Agreements has been, is or will be upon execution thereof, duly authorized, executed and delivered by the Corporation and constitutes, or will constitute when executed, a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms except that: (i) the enforcement thereof may be limited by bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights generally; (ii) rights of indemnity, contribution and waiver of contribution thereunder may be limited under applicable law; and (iii) equitable remedies, including, without limitation, specific performance and injunctive relief, may be granted only in the discretion of a court of competent jurisdiction;

(u)

other than the Agent, there is no person, firm or company acting or purporting to act at the request of the Corporation, who is entitled to any brokerage, agency, finder's or similar fee in connection with the transactions contemplated herein;

(v)

the Corporation has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its shares or securities of any class, or, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do any of the foregoing;

(w)

there is not, in the articles or by-laws of the Corporation or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation is a party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation, the payment of dividends by the Corporation to the holders of its Common Shares or the carrying on of business as currently contemplated;

(x)

the Corporation has not withheld, and will not withhold from the Agent at any time during the distribution of the Offered Securities any facts relating to the Corporation including, without limitation, facts relating to any threatened or pending legal, regulatory or administrative proceeding, or to the Offering that would be material to a prospective purchaser of the Offered Securities;

(y)

at the Closing Time, all necessary corporate action will have been taken by the Corporation to (i) create the Warrants, the Rights, the Compensation Options and the Compensation Rights, (ii) authorize the Corporation to enter into the Agreements, and (iii) allot and authorize the issuance of the Underlying Shares which, when issued in the case of the Common Shares comprising part of the Units, and when issued in accordance with their terms in the case of the other Underlying Shares, will be issued as fully paid and non-assessable shares;

(z)

there is no action, suit, proceeding, investigation or inquiry outstanding, pending or, to the best of the knowledge, information and belief of the Corporation, threatened against or affecting the Corporation or any of its properties or assets, at law or in equity or before or by any federal, provincial, state, municipal or other governmental or regulatory department, commission, agency or board, domestic or foreign, which would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the business, properties, assets, capital, net worth or results of operations of the Corporation on a consolidated basis;

(aa)

none of the current or former directors or officers of the Corporation or any associate or affiliate of any of the foregoing had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by this agreement, in any material transaction or in any proposed material transaction with the Corporation which, as the case may be, materially affects, is material to or will materially affect the Corporation;

(bb)

the Corporation is in compliance in all material respects with all terms and provisions of all contracts, agreements, indentures, mortgages, deeds of trust, bank loans, credit agreements, leases, policies, instruments and licences in connection with the conduct of its business and all such contracts, agreements, indentures, mortgages, deeds of trust, bank loans, credit agreements, leases, policies, instruments and licences are valid and binding in accordance with their terms and in full force and effect, and no breach or default by the Corporation or event which, with notice or lapse of time or both, could constitute a material breach or material default by the Corporation exists with respect thereto;

(cc)

the Corporation has all of the right, title and interest in and to its property interests, free and clear of all mortgages, liens, charges, pledges, encumbrances, claims, security interests or demands of any kind whatsoever;

(dd)	since September 30, 2005, other than as disclosed in the Corporation’s Information Record:

(i)

there has not been any material adverse change in the capital sock, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation on a consolidated basis except for the expiry of convertible securities; and

	(ii)	there has not been any material adverse change in the business, business prospects, conditions (financial or otherwise) or results of the operations of the Corporation on a consolidated basis;

(ee)

except as disclosed in the Financial Statements, the Corporation does not have any liabilities, direct or indirect, contingent or otherwise, which materially adversely affects the Corporation or would reasonably be expected to materially adversely affect, the business, prospects, operations or condition (financial or otherwise) of the Corporation or its properties or assets, taken as a whole. Without limiting the generality of the foregoing, the Corporation does not have any material obligation or liability for the debts or obligations of others or has any material exposure or liability except as set forth in the Financial Statements or those arising in the ordinary course of business since the date of the Financial Statements, none of which is material to the Corporation on a consolidated basis;

(ff)

to the knowledge of the Corporation and its directors and officers, no shareholders', pooling or other form of agreement is in force or effect which in any manner affects the voting or control of any of the securities of the Corporation;

(gg)	the Corporation has no insurance;

(hh)

the Corporation is not aware of any legislation which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation;

(ii)

the Corporation owns or possesses adequate rights to use or assign all material intellectual property used by it in the operation of its business, without making any payment to any person or granting any rights to any person in exchange therefor, other than in accordance with the terms of any such license, sub-license or franchise arrangement. No event has occurred during the registration or filing of, or during any other proceeding relating to such material intellectual property owned by the Corporation that would make invalid or unenforceable, or negate the right to issuance or use of any of such material intellectual property owned by the Corporation, other than any such event which would not reasonably be expected to materially adversely affect the business, operations or conditions (financial or otherwise) of the Corporation on a consolidated basis. There is no intellectual property of any person which, to the knowledge of the Corporation, impairs or prevents the development, manufacture, use, sale, lease, license and service of products, now existing or under development by the Corporation;

(jj)

the Corporation maintains disclosure controls and procedures as required by Rule 13a-15 under the U.S. Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Corporation is made known, on a timely basis, to the individuals responsible for the preparation of the Corporation's filings with the SEC. The Corporation has disclosed to its auditors and the audit committee of its board of directors (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as such term is defined by Rules 13a-15(f) under the U.S. Exchange Act) which are reasonably likely to adversely affect the Corporation's ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation's internal controls over financial reporting;

(kk)

the Corporation maintains a system of internal accounting controls sufficient to provide commercially reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ll)	the Corporation has complied to the extent necessary with the Sarbanes Oxley Act of 2002;

(mm)	there has never been a reportable event (within the meaning of National Instrument 51-102 of the Canadian securities administrators) involving the Corporation and its current or former auditors;

(nn)

the Corporation has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Corporation could have any liability.

(oo)

the past operations of the Corporation complied, to the best of the knowledge of the Corporation, in all material respects with all applicable Environmental Laws (which term means and includes, without limitation, any and all applicable international, federal, provincial, state, municipal or local laws, statutes, regulations, treaties, orders, policies, judgments, decrees, ordinances, official directives and all authorizations relating to the environment, occupational health and safety, or any Environmental Activity (which term means and includes, without limitation, any past, present or future activity, event or circumstance in respect of a Contaminant (which term means and includes, without limitation, any pollutants, dangerous substances, liquid wastes, hazardous wastes, hazardous materials, hazardous substances or contaminants or any other matter including any of the foregoing, as defined or described as such pursuant to any Environmental Law), including, without limitation, the storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation thereof, or the release, escape, leaching, dispersal or migration thereof into the natural environment, including the movement through or in the air, soil, surface water or groundwater)). For these purposes, Environmental Laws, Environmental Activity or Contaminant do not include the normal course obligations for an oil and gas exploration and exploitation business. During the normal course business of plugging or abandoning wells, there are or may be obligations under applicable Environmental Laws to restore the area to its natural state, which obligations are performed by the Corporation, to the extent required, according to the applicable Environmental Laws. The Corporation also is or may be required to close open reserve pits, which obligations are completed, to the extent required, within the time periods and according to the specifications of the relevant regulatory agency;

(pp)

no property which is or has been owned, leased or occupied by the Corporation has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”) or otherwise designated as a contaminated site under applicable state or local law. The Corporation has not been named as a “potentially responsible party” under CERCLA;

(qq)

the Corporation does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, the Corporation or any of the properties, assets or operations thereof, relating to, or alleging any violation of any Environmental Law, the Corporation is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Corporation or any of its property, assets or operations, is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Law has occurred or is occurring or whether any remedial action is needed in connection with a release of any Contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority;

(rr)

the Corporation has not given or filed any notice under any international, federal, state, provincial or local law with respect to any Environmental Activity, the Corporation does not have any liability (whether contingent or otherwise) in connection with any Environmental Activity and the Corporation is not aware of any notice being given under any international, federal, state, provincial or local law or of any liability (whether contingent or otherwise) with respect to any Environmental Activity relating to or affecting the Corporation or any of its properties, assets, businesses or operations;

(ss)

the Corporation does not store any hazardous or toxic waste or substance on the property thereof and it has not disposed of any hazardous or toxic waste, in each case in a manner contrary to any Environmental Law, and there are no Contaminants on any of the premises at which the Corporation carries on business, in each case other than in compliance with Environmental Laws;

(tt)

the Corporation is not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment, or compliance with any Environmental Law; and

(uu)

neither the Corporation nor any other person associated with or acting on behalf of the Corporation including, without limitation, any director, officer, agent or employee of the Corporation, has, directly or indirectly, while acting on behalf of the Corporation (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

7.	Acknowledgements of the Agent. The Agent:

(a)

acknowledges and agrees that the Compensation Securities will be offered and sold to the Agent without such offers and sales being registered under the U.S. Securities Act and will be issued to the Agent in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the U.S. Securities Act provided by Rule 903 of Regulation S of the U.S. Securities Act, based on the representations and warranties of the Agent in this Agreement;

	(b)	acknowledges and agrees that all Compensation Securities will, upon issuance, be “restricted securities” within the meaning of the U.S. Securities Act;

(c)

acknowledges and agrees that the Compensation Securities may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction;

(d)

agrees to resell the Compensation Securities only in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act;

(e)

acknowledges and agrees that the Corporation will refuse to register any transfer of the Compensation Securities not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, pursuant to an available exemption from registration;

(f)

acknowledges and agrees that the Corporation may require the opinion of legal counsel reasonably acceptable to the Corporation in the event of any offer, sale, pledge or transfer of any of the Compensation Securities by the Agent pursuant to an exemption from registration under the U.S. Securities Act;

	(g)	agrees not to engage in hedging transactions with regard to the Compensation Securities unless in compliance with the U.S. Securities Act.

(h)

acknowledges and agrees that all certificates representing the Compensation Securities will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Corporation, to ensure compliance with Regulation S of the U.S. Securities Act and to reflect the status of the Compensation Securities as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

8.

Representations and Warranties of the Agent. The Agent represents and warrants to the Corporation as follows, and acknowledges that the Corporation is relying upon such covenants, representations and warranties in connection with the sale of the Compensation Securities to the Agent:

	(a)	the Agent is not a “U.S. Person” as defined by Regulation S of the U.S. Securities Act;

	(b)	the Agent is not and will not be acquiring the Compensation Securities for the account or benefit of a U.S. Person;

	(c)	the Agent was not in the United States at the time the offer to purchase the Compensation Securities was received or at the time this Agreement was executed; and

	(d)	this Agreement has been duly authorized, validly executed and delivered by the Agent.

9.

Closing Deliveries. The purchase and sale of the Offered Securities shall be completed at the Closing Time at the offices of Lang Michener LLP, counsel to the Corporation, at Suite 1500, 1055 West Georgia Street Vancouver, British Columbia V6E 4N7 or at such other place as the Agent and the Corporation may agree upon. Subject to the terms of this agreement, at the Closing Time, the Agent shall deliver to the Corporation duly executed Subscription Agreements, the Agent’s Certificate in the form attached as Schedule “A” hereto, and pay to the Corporation or as the Corporation may direct the aggregate Gross Proceeds less the Agent’s Fee therefor and their expenses to the Closing Date in lawful money of the United States by cheque, or banker's draft or wire transfer. At the Closing Time, the Corporation shall, subject to and to the extent of its acceptance of Subscription Agreements, issue and deliver definitive certificates representing the Common Shares, the Warrants and the Rights subscribed for pursuant to the Subscription Agreements registered in such names as shall be designated in the Subscription Agreements and issue and deliver to the Agent the Compensation Option Certificates evidencing the Compensation Options and Compensation Rights to which it is entitled hereunder.

10.	Closing Conditions.

The Agent’s obligations under this agreement, and each Purchaser's obligation to purchase the Offered Securities at the Closing Time (in respect of each Closing Date), shall be conditional upon the fulfilment at or before such Closing Time of the following conditions:

(a)

if there is more than one Closing Date, the Agent shall have received a certificate, dated as of the Closing Date, signed by one director of the Corporation, certifying for and on behalf of the Corporation, to the best of the knowledge, information and belief of the persons so signing, after having made due enquiry, that (i) no order ceasing or suspending trading in securities of the Corporation or prohibiting the sale of the Common Shares or the Warrants or the issuance of the Underlying Shares issuable upon exercise of the Warrants has been issued and no proceedings for such purpose are pending or threatened; (ii) there has not been any material change in the affairs of the Corporation on a consolidated basis, financial or otherwise, which requires disclosure under the timely disclosure provisions of Canadian Securities Laws, except as has been publicly disclosed and no such disclosure has been made on a confidential basis; (iii) no default exists or will exist as a result of the issuance of the Offered Securities, the Underlying Shares, the Warrants, the Compensation Options or the Compensation Rights under any instrument or agreement and the Corporation has performed each of the covenants on its part to be performed under any such instrument or agreement, the non- performance of which could reasonably be expected to have a material adverse effect on the Corporation; (iv) the representations and warranties of the Corporation set out in Section 6 are true and correct as of the Closing Time with the same effect as though such representations and warranties had been made on and as of such time; (v) the Corporation has complied with all the terms, covenants and conditions of this agreement on the Corporation's part to be complied with up to the Closing Time; and (vi) all necessary approvals have been obtained relating to the issuance of the Offered Securities, the Warrants, the

Compensation Options, the Compensation Units, the Compensation Rights and the Underlying Shares;

(b)

the Agent shall have received certificates dated the Closing Date, signed by one director of the Corporation, with respect to the articles and by-laws of the Corporation, the resolutions of the Corporation's board of directors relevant to the issue and sale of the Offered Securities, the Warrants, the Compensation Options, the Compensation Units, the Compensation Rights and the Underlying Shares, the execution of the Agreements, the incumbency and signature of signing officer, and such other matters as the Agent may reasonably request;

(c)

the Agent shall have received favourable legal opinions of counsel to the Corporation in respect of certain matters concerning the Corporation, addressed to the Agent, the Purchasers and counsel to the Agent, in form and substance satisfactory to the Agent and its counsel, acting reasonably, and, in providing such opinions, counsel to the Corporation shall be entitled to rely on opinions of local counsel as to matters governed by the laws of such other jurisdictions as such counsel deems appropriate, and as to matters of fact or expert matters not within the knowledge or professional competence of counsel, on certificates of public officials and of the auditors, the transfer agent and the officers of the Corporation;

(d)

the Agent shall be satisfied, in its sole discretion, after carrying out such due diligence as the Agent deem appropriate, as to the legal, financial and business affairs of the Corporation including, without limitation, all legal proceedings against the Corporation;

(e)	the Corporation shall have taken all necessary corporate action to authorize and approve the Agreements and all other matters relating thereto;

(f)	the Corporation shall have confirmed that there are no requisite regulatory approvals required to be obtained by the Corporation in respect of the Offering;

(g)

the Corporation and the Agent shall have entered into the Registration Rights Agreement in such form and containing such terms and conditions as are customary for agreements of this nature in the context of the Offering;

(h)

the Corporation and the Agent shall have complied fully with all covenants set forth herein and all relevant statutory and regulatory requirements, required to be complied with prior to the Closing Time; and

(i)	the Underlying Shares and the Warrants shall not be subject to a hold period under Canadian Securities Laws that is greater than four months from the Closing Date.

          Any breach or failure to comply with any of the foregoing conditions shall entitle either of the Agent, in its sole discretion, to terminate the obligations of the Agent under this agreement (subject to Section 17) and the obligations of the Purchasers under the Subscription Agreements obtained by the Agent by written notice to that effect given to the Corporation at or prior to the Closing Time.

11.

Rights of Termination. In addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at its option, to terminate and cancel, without any liability on its part, all of its obligations under this agreement and the obligations of any person whom it has solicited to purchase the Offered Securities who has executed a Subscription Agreement, by notice in writing to that effect delivered to the Corporation prior to the Closing Time if:

	(a)	it is not satisfied in its sole discretion with the results of all or any portion of its due diligence review and investigations of the Corporation;

(b)

there has occurred any material adverse change (actual, contemplated or threatened) or any change in a material fact or a new material fact or a development that could, in the sole opinion of the Agent, be expected to result on a material adverse change or a change in a material fact or a new material fact in respect of the business, operations, capital, condition (financial or otherwise), properties, assets, liabilities, obligations or affairs of the Corporation;

(c)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, any acts of terrorism or hostilities or escalation thereof or other calamity or crisis, or any law or regulation which, in the Agent’s reasonable opinion, seriously adversely affects, or involves, or would be expected to seriously adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation;

(d)

there has occurred any change of law or the interpretation or administration thereof in the Offering Provinces or any inquiry, action, suit, investigation or other proceeding (whether formal or informal) is announced, commenced or threatened by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation any securities regulatory authority), or securities commission, stock exchange or similar regulatory authority, or any order is issued in relation to the Corporation, any of its affiliates, or any of its directors or officers or any of the Corporation’s securities (other than any such inquiry, action, suit, investigation, proceeding or order relating solely to the Agent) which, in the sole opinion of the Agent, prevents or restricts trading in or the distribution of the Offered Securities or the Underlying Shares or the Warrants, or has or would be expected to have a material adverse effect on the market price or value of or the investment quality or marketability of the Offered Securities or the Underlying Shares or Warrants;

	(e)	the state of the financial markets or of the industry or markets in which the Corporation operates or conducts business is or becomes such that the Offered

Securities or the Underlying Shares cannot, in the Agent’s sole opinion, be successfully or profitably marketed or sold;

(f)

any order to cease trade or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of any of the Offered Securities or the Underlying Shares or the Warrants is made, threatened or announced by any securities regulatory authority in the Offering Provinces (or in the United States or in any other jurisdiction in which Offered Securities are to be offered for sale and sold in accordance with section 1(a) of this agreement), stock exchange or other competent authority and such order is not rescinded, revoked or withdrawn;

(g)	the Corporation is in breach of, in default under or in non-compliance with any material representation, warranty, term, condition or covenant of this agreement or the Subscription Agreement; or

(h)

the Underlying Shares acquired by any Purchaser in the Offering Provinces would be, if the Offering were completed, subject to a hold period in Canada in excess of four months from the Closing Date (exclusive of any restrictions on transfer into the United States unless such transfer is made pursuant to the Registration Statement or an exemption from the registration requirements of the U.S. Securities Act).

If the Agent terminates this agreement pursuant to this section, there shall be no further liability on the part of the Agent or of the Corporation to the Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 12, 14 or 15 hereof.

The right of the Agent to terminate its obligations under this agreement is in addition to such other remedies as it may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this agreement.

12.

Expenses. Whether or not Closing occurs, the Corporation shall pay all the costs, fees and expenses of or incidental to the performance of the obligations under this agreement including, without limitation: (i) the cost of registration, countersignature and delivery of the Warrants and the Underlying Shares, (ii) the fees and expenses of the Corporation's auditors, counsel and any local counsel, transfer agent, engineers and other outside consultants, (iii) the reasonable fees and expenses of any counsel employed by the Agent (including GST thereon), (iv) the Agent’s reasonable out-of-pocket expenses and (v) all filing fees and stock exchange listing fees relating to the Offering. Such amounts payable to the Agent shall be paid by the Corporation at the Closing Time to the Agent in respect of expenses and fees incurred to such date and in respect of expenses and fees incurred after the Closing Time, such amounts shall be paid by the Corporation to the Agent upon receipt of invoices from time to time from the Agent to the Corporation.

13.

Survival of Representations and Warranties. All warranties, representations, covenants and agreements herein contained or contained in any documents submitted pursuant to this agreement and in connection with the transactions herein contemplated shall survive the Closing Date and, as applicable, shall continue in full force and effect for the benefit of the Purchasers, regardless of the Closing and regardless of any investigation which may be carried out by the Purchasers or on their behalf for a period of two (2) years following the Closing Date.

14.

Indemnities. The Corporation hereby covenants and agrees to protect, indemnify and hold harmless the Agent and its directors, officers, employees, solicitors and agents and each of the other dealers appointed by the Agent and their respective directors, officers, employees, solicitors and agents (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) from and against all losses (except for loss of profits), claims, expenses, costs, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims) which they may suffer or incur by reason of the performance of professional services rendered in connection with the Offering, provided that the Corporation shall not be liable under this Section 14 to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, expense, cost, damage or liability resulted from any act or failure to act undertaken or omitted to be undertaken by the Agent through its bad faith, negligence or wilful misconduct.

If any action or claim shall be asserted against an Indemnified Party in respect of which indemnity may be sought from the Corporation pursuant to the provisions hereof, or if any potential claim contemplated by this section shall come to the knowledge of an Indemnified Party, the Indemnified Party shall promptly notify the Corporation in writing of the nature of such action or claim (provided that any failure to so notify shall not affect the Corporation's liability under this paragraph unless such delay has prejudiced the defence to such claim). The Corporation shall be entitled but not obliged to participate in or assume the defence thereof, provided, however that the defence shall be through legal counsel acceptable to the Indemnified Party, acting reasonably and without undue delay. In addition, the Indemnified Party shall also have the right to employ separate counsel in any such action and participate in the defence thereof, and the fees and expense of such counsel shall be borne by the Indemnified Party unless (i) the employment thereof has been specifically authorized in writing by the Corporation; (ii) the Indemnified Party has been advised by counsel acceptable to the Corporation, acting reasonably, that representation of the Corporation and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them; (iii) the Corporation has failed within a reasonable time after receipt of such written notice to assume the defence of such action or claim; or (iv) there are one or more legal defences available to the Indemnified Party which are different from or in addition to those defences available to the Corporation. It is understood and agreed that the Corporation shall not, in connection with any suit in the same jurisdiction, be liable for the legal fees and expenses of more than one separate legal firm to represent the Indemnified Parties. Neither party shall effect any settlement of any such action or claim or make any admission of liability without the written consent of the other party, such consent not to be unreasonably withheld or delayed. The indemnity hereby provided for shall remain in full force and effect and shall not be limited to or affected by any other indemnity in respect of any matters specified in this section obtained by the Indemnified Party from any other person.

To the extent that any Indemnified Party is not a party to this Agreement, the Agent shall obtain and hold the right and benefit of this section in trust for and on behalf of such Indemnified Party.

The Corporation hereby waives any right that it may have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this Section 14 as well as any right to contribution which it may have against the Indemnified Party.

The Corporation hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to indemnification hereunder is brought against the Agent or any Indemnified Party and to the assignment of the benefit of this section to any Indemnified Party for the purpose of enforcement provided that nothing herein shall limit the Corporation's right or ability to contest the appropriate jurisdiction or forum for the determination of any such claims.

15.

Contribution. In the event that, for any reason, the indemnity provided for in Section 14 hereof is illegal or unenforceable, each of the Agent and the Corporation shall contribute to the aggregate of all losses, claims, costs, damages, expenses or liabilities (except loss of profits in connection with the sale of the Offered Securities) of the nature provided for in Section 14 hereof such that the Agent shall be responsible for that portion represented by the percentage that the Agent’s Fee bears to the gross proceeds from the Offering and the Corporation shall be responsible for the balance, provided that in no event shall the Agent be responsible for any amount in excess of the Agent’s Fee actually received by it. Notwithstanding the foregoing, a person guilty of fraudulent misrepresentation, bad faith, gross negligence or wilful misconduct shall not be entitled to contribution from any other party. Any party entitled to contribution will, promptly after receiving notice of commencement of any claim, action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this section, notify such party or parties from whom contribution may be sought. In no case shall such party from whom contribution may be sought be liable under this agreement unless such notice shall have been provided, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have otherwise than under this section. The right to contribution provided in this section shall be in additional and not in derogation of any other right to contribution which the Agent may have by statute or otherwise by law.

16.	Legal Proceedings. The Corporation agrees that if:

	(a)	any legal proceeding shall be brought against the Corporation or the Agent by any governmental commission or regulatory authority or any stock exchange; or

	(b)	any entity having regulatory authority, either domestic or foreign, shall investigate the Corporation or the Agent,

and personnel of the Agent is required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding the performance of professional services rendered to the Corporation by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and, unless it is finally determined that the Agent was grossly negligent or guilty of wilful misconduct and such gross negligence or wilful misconduct was the cause of the legal proceeding or investigation or the Agent is fined or found guilty of any offence or breach of laws, rules, regulations, policies, by-laws or instruments by the party bringing such investigation or legal proceeding and the conduct of the Agent was the cause of the legal proceeding or investigation, the Corporation will pay the Agent a per diem amount for the services of the Agent based on the normal consulting fees of the Agent together with such disbursements and reasonable out-of-pocket expenses as may be incurred in connection therewith, including fees and disbursements of counsel to the Agent incurred in connection with such testimony or participation.

17.

Breach of Agreement. All terms and conditions of this agreement to be performed or satisfied by the Corporation shall be construed as conditions and any breach of, or failure by the Corporation to comply with, any term or condition of this agreement shall entitle the Agent, on behalf of the Purchasers, to terminate its obligations to purchase the Offered Securities by notice to that effect given to the Corporation prior to the Closing Time. In the event of any such termination, there shall be no further liability on the part of the Corporation or the Agent except in respect of any liability which may have arisen or may thereafter arise under Sections 12, 14 or 15 hereof. The Agent may waive, in whole or in part, or extend the time for compliance with, any terms and conditions without prejudice to its rights in respect of any other terms and conditions or any other subsequent breach or non-compliance provided, however, that any waiver or extension must be in writing and signed by the Agent in order to be binding upon it.

18.

Right of First Refusal. The Agent shall have a right of first refusal to act as the agent in any offering of securities of the Corporation where an investment dealer or advisor is involved or would be involved or proposes to be involved, during the period ending one year after the Closing Date. The Agent shall have a period of five days from the date of receipt of written notice from the Corporation of any such proposed offering, in which notice the Corporation shall set forth in reasonable detail the terms of such proposed offering, to provide written notice to the Corporation that the Agent intends to exercise its right of first refusal. If the Agent does not give written notice within such five day period, it shall be deemed to have waived its right in respect of such offering. Should the Agent fail, or be deemed to fail, to give notice within five days of the receipt of the Corporation’s notice, the Corporation may then make other arrangements to engage another source to obtain financing on terms no less favourable to the Corporation than as set out in the written notice for a period of 20 days thereafter. The Agent's waiver of its right in respect of any one or more offerings will not constitute a waiver of its right of first refusal in respect of any other offering. If another source is not engaged in connection with an offering where the Agent waives or is deemed to have waived its right of first refusal within 20 days following the date on which the five day period set forth above expires, the offering shall be deemed to be a new transaction requiring the Corporation to give written notice to the Agent as set forth above.

19.

Advertisements. Subject to the prior consent of the Corporation, the Agent shall have the right, at its own expense, to place such advertisement or advertisements relating to the sale of the Offered Securities contemplated herein as the Agent may consider desirable or appropriate and as may be permitted by applicable law. No such advertisement shall be placed by the Agent which the Corporation deems shall be in violation of the securities laws of the U.S. or Canada The Corporation and the Agent each agree that it will not make or publish any advertisement in any media whatsoever relating to, or otherwise publicize, the transactions provided for herein so as to result in any exemption from the prospectus and registration requirements of Canadian Securities Laws, the U.S. Securities Act or other securities laws being unavailable in respect of the sale of the Offered Securities to prospective purchasers.

20.	Notices. Any notice under this agreement shall be given in writing and either delivered or telecopied to the party to receive such notice at the address or telecopy numbers indicated below:

to the Corporation:

AMG Oil Ltd.
1407 – 1050 Burrard Street
Vancouver, B.C. V6Z 2S3

Attention:      Garth Johnson, Chief Financial Officer
Fax:                  604-682-1174

with copy to:

Lang Michener LLP
1500 Royal Centre, P.O. Box 11117
1055 West Georgia Street
Vancouver, B.C. V6E 4N7

Attention:      Bernie Zinkhofer
Fax:                  604-893-2395

to the Agent:

Jones, Gable & Company Limited
Suite 600, 110 Yonge Street
Toronto ON M5C 1T6

Attention:      Mr. Robb Hindson
Fax:                  416-365-8037

with a copy to:

Goodman and Carr LLP
200 King Street West, Suite 2300
Toronto ON M5H 3W5

Attention:      Mr. Jay Goldman
Fax:                  416-595-0567

or such other address or telecopy number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery and if such notice is telecopied (with receipt confirmed), it shall be effective on the Business Day following the date such notice is telecopied.

21.	Time of the Essence. Time shall, in all respects, be of the essence hereof.

22.	United States Dollars. All references herein to money amounts are to lawful money of the United States of America.

23.	Headings. The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

24.

Singular and Plural, etc. Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

25.

Entire Agreement. This agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations, understandings and agreements whether oral or written including, without limitation, a letter agreement dated January 27, 2006 between the Corporation and the Agent. This agreement may be amended or modified in any respect by written instrument only executed by the Corporation and the Agent.

26.	Severability. The invalidity or unenforceability of any particular provisions of this agreement shall not affect or limit the validity or enforceability of the remaining provisions of this agreement.

27.

Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

28.

Successors and Assigns. The terms and provisions of this agreement shall be binding upon and enure to the benefit of the Corporation, the Agent and the Purchasers and their respective successors and permitted assigns; provided that, except as provided herein or in the Subscription Agreements, this agreement shall not be assignable by any party without the written consent of the others.

29.

Further Assurances. Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this agreement.

30.	Effective Date. This agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

31.

French Language. The parties hereto acknowledge that they have expressly required this agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandées que la présente convention ainsique toutavis, tout état de compte et tout autre document à être out pouvant être donné ou conclu en vertudes dispositions des présdentes, soient rédigés en langue anglaise seulement.

32.	Counterparts. This agreement may be executed in any number of counterparts, which taken together shall form one and the same agreement.

[The remainder of this page is intentionally left blank.]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing this letter where indicated and delivering a copy to the Agent.

JONES, GABLE & COMPANY LIMITED

Per:
Name:
Title:

The foregoing is hereby accepted and agreed upon.

DATED the ___ day of February, 2006.

AMG OIL LTD.

Per:
Name:
Title:

Schedule “A”

AGENT’S CERTIFICATE

In connection with the private placement of the Offered Securities of AMG Oil Ltd. (the “Corporation”) pursuant to the Agency Agreement dated for reference February <>, 2006, between the Corporation and the Agent named therein (the “Agency Agreement”), the undersigned Agent does hereby certify as follows:

(a)

the Offered Securities were offered for sale and sold in Canada only in the Offering Provinces in compliance with all applicable Canadian Securities Laws, or outside of Canada and the United States in compliance with applicable laws;

(b)

any offer or sale in any jurisdiction other than an Offering Province were effected in a manner exempt from the applicable prospectus or registration requirements under the securities legislation of the jurisdiction in which such Purchaser resides;

(c)	offered the Offered Securities only in accordance with Rule 903 of Regulation S, and accordingly neither the Agent, its affiliates, nor any person acting on its behalf has made or will make:

(i)

any offer to sell, or any solicitation of an offer to buy, Offered Securities to any U.S. Person, to any person purchasing for the benefit or account of a U.S. Person, or any person in the United States;

	(ii)	any sale of Offered Securities unless, at the time the buy order was or will have been originated the Purchaser is:

(1)	outside the United States; or

(2)	the Agent and any person acting on its behalf reasonably believe that the purchaser is outside the United States; nor

(iii)	any Directed Selling Efforts in the United States with respect to the Offered Securities or the Compensation Securities;

(b)

offered for sale and sold the Offered Securities only to such Purchasers and in such manner so that, pursuant to the provisions of Canadian Securities Laws, no prospectus or offering memorandum need be filed or delivered in connection therewith;

(c)

none of the Agent, its affiliates, nor any person acting on their behalf, offered for sale or sold the Offered Securities in any jurisdiction where the Corporation may be subject to liability in connection with the sale of the Offered Securities which is materially more onerous than the liability to which it may be subject under Canadian Securities Laws;

(d)	obtained from each Purchaser an executed Subscription Agreement and Registration Rights Agreement subject to acceptance by the Corporation;

(e)

ensured that all offers and sales of the Offered Securities prior to the expiration of the distribution compliance period specified in Category 3 (paragraph (b)(3)) in Rule 903 shall be made only in accordance with the provisions of Rule 903 or Rule 904; pursuant to registration of the securities under the U.S. Securities Act; or pursuant to an available exemption from the registration requirements of the U.S. Securities Act;

(f)

none of the Agent, its affiliates, nor any person acting on their behalf engaged in hedging transactions with regard to Offered Securities prior to the expiration of the distribution compliance period specified in Category 3 (paragraph(b)(3)) in Rule 903 except in compliance with the U.S. Securities Act;

(g)

none of the Agent, its affiliates, nor any person acting on their behalf have taken or will take any actions which would constitute a violation of Regulation M under the Securities Exchange Act of 1934, as amended;

(h)	the offering of the Offered Securities has been conducted in accordance with the terms of the Agency Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this ________ day of __________________, 2006.

JONES, GABLE & COMPANY
LIMITED

Per:
Name:
Title: